Exhibit 10.21

SEVENTH AMENDMENT TO LEASE AGREEMENT

THIS SEVENTH AMENDMENT TO LEASE AGREEMENT (this ‘Amendment”) is made as of January 27, 2021 (“Effective Date”), by and between 21st CENTURY TECHBANQ PASADENA LLC. a California limited liability company (“Landlord”), and ROCKLEY PHOTONICS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S

A. Landlord and Tenant entered into a Lease, dated as of November 20, 2015 (the “Original Lease”), as amended by that certain First Amendment to Lease Agreement, dated as of April 27, 2016 (the “First Amendment”), as further amended by that certain Second Amendment to Lease Agreement, dated as of April 7, 2017 (the “Second Amendment”), as further amended by that certain Third Amendment to Lease Agreement, dated as of November 1, 2017 (the “Third Amendment”), as further amended by that certain Fourth Amendment to Lease Agreement, dated as of August 6, 2019 (the “Fourth Amendment”), as further amended by that certain Fifth Amendment to Lease Agreement, dated as of May 24, 2020 (the “Fifth Amendment”), and as further amended by that certain Sixth Amendment to Lease Agreement, dated as of January 27, 2021 (the “Sixth Amendment”) (the Original Lease, First Amendment, Second Amendment, Third Amendment. Fourth Amendment, Fifth Amendment and Sixth Amendment are collectively referred to as the “Lease”), for the premises consisting of a total of approximately 16,180 rentable square feel located in the space commonly known as Suite 208 (approximately 809 rentable square feet). Suites 500, 502 and 505 (approximately 7,540 rentable square feet). Suites 600 and 610 (approximately 7,831 rentable square feet), and (collectively the “Current Premises”), on the 2nd floor, 5th floor and 6th floor, respectively, of the office building located at 234 E. Colorado Boulevard, Pasadena, California 91101 (the “Building”).

B. The Term of the Lease for Suite 208 (the “Suite 208 Premises”) shall expire on May 31, 2021, and Landlord and Tenant now desire to extend the Term of the Lease for the Suite 208 Premises and otherwise to amend the Lease as set forth herein.

T E R M S

NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment, Landlord and Tenant agree as follows:

1. Incorporation of Recitals. The Recitals set forth above are incorporated herein by reference.

2. Definitions. All capitalized terms used herein, unless otherwise expressly defined in this Amendment, shall have the meanings ascribed to them in the Lease. In the event of any inconsistency between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control.

3. Month-to-Month Tenancy. Upon the expiration of the Suite 208 Expansion Premises Term (as defined in Section 5 of the Fifth Amendment) on May 31,2021, Landlord and Tenant agree to enter into a month-to-month tenancy (the “Month-to-Month Tenancy”)

commencing on June 1, 2021 (the “Month-to-Month Tenancy Commencement Date”). The Month-to-Month Tenancy may be terminated by either party upon delivery of forty-five (45) days written notice to the other party (the “Termination Notice”). Notwithstanding anything to the contrary in the foregoing, the term of the Lease for the Suite 208 Premises shall end concurrently with the expiration of the Lease Term for the remainder of the Premises, i.e., Suites 500,502,505, 600 and 610, which is currently set to expire on June 30,2023, as set forth in Section 4 of the Sixth Amendment. All terms and conditions of the Lease will apply during the Month-to-Month Tenancy, except as otherwise set forth in this Amendment.

4. Base Rent for the Suite 208 Premises. Commencing on the Month-to-Month Tenancy Commencement Date, Tenant shall pay Base Rent for the Suite 208 Premises as follows:

Date	Annual Base Rent	Monthly Installment of Base Rent
Month-to-Month Tenancy	$34,948.80	$2,912.40

Tenant shall pay continue paying Base Rent for Suites 500,502,505,600 and 610 pursuant to the terms of the Lease.

5. Additional Rent. Tenant shall continue to pay Tenant’s Share of Additional Rent for the Suite 208 Premises and all other charges in accordance with the terms of the Lease. The Base Year shall remain as calendar year 2016 for the Suite 208 Premises.

Tenant shall pay continue paying Tenant’s Share of Additional Rent for Suites 500, 502, 505, 600 and 610 pursuant to the terms of the Lease.

6. Condition of Suite 208 Premises. Tenant hereby acknowledges that Tenant is currently occupying the Suite 208 Premises, and is aware of its existing condition. Tenant accepts the Suite 208 Premises in its “AS-IS” condition, with all faults and without representation or warranty by Landlord of any kind regarding the Suite 208 Premises, its condition, or its present suitability for Tenant’s use. Landlord shall have no obligation whatsoever to improve, repair, renovate, restore, refurbish or provide any improvement work or services in or to the Suite 208 Premises or to pay for the same, and neither Landlord nor any agent of Landlord has made or herein makes any representation or warranty concerning the Suite 208 Premises, its condition, or its present suitability for Tenant’s use.

7. Use of the Suite 208 Premises. The Suite 208 Premises shall be used in accordance with Section 5.1 of the Lease and Section 10 of the Fifth Amendment.

8. Parking. Tenant shall continue to have the same parking rights as set forth in the Lease.

9. Estoppel. Tenant hereby certifies and acknowledges that as of the date hereof (a) Landlord is not in default in any respect under the Lease, (b) Tenant does not have any defenses to its obligations under the Lease, (c) Landlord is holding a Security Deposit in the amount of $61,442.80, (d) Landlord is holding a Letter of Credit from Tenant in the amount of $51,767.64 and (e) there are no offsets against rent payable under the Lease. Tenant acknowledges and agrees that: (i) the representations herein set forth constitute a material consideration to Landlord in entering into this Amendment; (ii) such representations are being made by Tenant for purposes of inducing Landlord to enter into this Amendment; and (iii) Landlord is relying on such representations in entering into this Amendment.

10. California Accessibility Disclosure. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges that the Building and the Premises have not undergone inspection by a Certified Access Specialist (CASp). Landlord shall have no liability to Tenant arising out of or related to the fact that the Building and the Premises have not been inspected by a Certified Access Specialist (CASp), and Tenant waives all such liability and acknowledges that Tenant shall have no recourse against Landlord as a result of or in connection therewith. The following disclosure is hereby made pursuant to applicable California law: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Any CASp inspection shall be conducted in compliance with reasonable rules in effect at the Building and shall be subject to Landlord’s prior written consent.

11. Brokers. Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Amendment other than CBRE representing Landlord and HelloOffice, Inc., representing Tenant (collectively, the “Brokers”). Landlord and Tenant acknowledge and agree that no commission shall be paid to the Brokers relating to this Seventh Amendment. Tenant warrants and represents to Landlord that except as set forth in this Section 11, in negotiating or making of this Amendment, neither Tenant nor anyone acting on Tenant’s behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Amendment. Each party shall indemnify and hold the other harmless from any claim or claims including costs, expenses and reasonable attorney’s fees, incurred by the other asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by such party or such party’s representatives.

12. Ratification; No Further Modification. Except as set forth in this Amendment, all of the terms, covenants, conditions, provisions and agreements of the Lease shall apply with respect to the Premises, and the Lease shall remain unmodified and in full force and effect. This Amendment shall be construed to be part of the Lease and shall be deemed incorporated into the Lease by this reference.

13. Conflicting Terms. In the event of a conflict between the terms of the Lease and this Amendment, the language of this Amendment shall control.

14. Severability of Provisions. In the event any one or more of the provisions of this Amendment shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

15. Authority. Landlord and Tenant each warrant and represent to the other that it has the authority to enter into this Amendment.

16. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. The parties acknowledge and agree that, notwithstanding any law or presumption to the contrary. Landlord and Tenant shall have the right to execute this Amendment by facsimile or by using an electronic signature, including those delivered by PDF or signed through the electronic system known as “DocuSign”, and any such facsimile or electronic signature shall be deemed valid and binding and admissible by either party against the other as if same were an original ink signature. An email from either party or any of its agents, brokers, attorneys, employees or other representatives shall never constitute such party’s electronic signature, unless the email includes the document with such party’s electronic signature in its signature block. If this Amendment has been executed by facsimile or electronic signature, including “DocuSign”, all parties executing this Amendment are expressly consenting under the Electronic Signatures in Global and National Commerce Act (“E-SIGN”), the Uniform Electronic Transactions Act (“UETA”) and the California Uniform Electronic Transactions Act (“CUETA”) that a signature by facsimile, electronic mail or other electronic means shall constitute an electronic signature to an electronic record under all applicable laws with respect to this Amendment.

17. Successors and Assigns: Entire Agreement. Except as specifically modified hereby, all of the terms, covenants and conditions of the Lease shall remain in full force and effect and shall be binding on the parties hereto, and their respective successors and assigns, and may not be modified or terminated except by an agreement in writing between the parties. The Lease, as amended by this Amendment, contains the entire agreement of the parties with regard to the transactions contemplated thereby, and supersedes all prior agreements, understandings and negotiations, whether written or oral. Nothing in this Amendment shall be construed as a waiver by Landlord of any legal or equitable right or remedy, and Landlord reserves all rights and remedies available under the Lease, at law or in equity.

18. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to its conflict of law provisions.

IN WITNESS WHEREOF, this Seventh Amendment to Lease is made as of the day and year first above written.

WITNESS:	LANDLORD:

21st CENTURY TECHBANQ PASADENA, LLC, a California limited liability company

	By:	/s/ Juan Ling Wu
Name: Juan Ling Wu
Title: President

WITNESS:	TENANT:

ROCKLEY PHOTONICS, INC. a Delaware corporation

	By:	/s/ Mahesh Karanth
Name: Mahesh Karanth
Title: CFO